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                                                                      EXHIBIT 11


Statement Re: Computation of Per Share Earnings

     The following table sets forth the computation of Basic and Diluted EPS. All share numbers have been adjusted to reflect the Company's two-for-one stock split to holders of record as of the close of business on March 12, 1998:


                                               THREE MONTHS ENDED             SIX MONTHS ENDED
                                                     JUNE 30,                     JUNE 30,
                                             ----------------------       -----------------------
                                               1998          1997           1998            1997
                                                   (In thousands, except per share data)

Net earnings (loss) ........................  $  (3,040)    $  2,472       $ 30,891        $  6,242
Effect of converting LLC shares into
  common stock .............................       --           --           10,097              --
                                              ---------     --------       --------        --------
Adjusted net earnings (loss) ...............  $  (3,040)       2,472         40,988           6,242
Weighted average shares ....................    136,631       97,952        129,950          97,854
  Effect of dilutive securities
    Stock options and convertible LLC shares       --          5,946        118,806           4,750
                                              ---------     --------       --------        --------
Adjusted weighted average shares ...........    136,631      103,898        248,756         102,604
                                              =========     ========       ========        ========
Basic earnings (loss) per share ............  $    (.02)    $    .03       $    .24        $    .06
                                              =========     ========       ========        ========
Diluted earnings (loss) per share ..........  $    (.02)    $    .02       $    .16        $    .06
                                              =========     ========       ========        ========


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